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                                                               Exhibit 1




for further information: Cynthia Navadeh
412-690-1442


Consolidated Natural Gas Will Focus on Retail Energy Marketing and Exit Wholesale Business

- Company will cease wholesale energy marketing and trading

- Discontinued operation to result in first-quarter charge estimated at $55 million to $75 million pretax

- Existing commitments to customers and suppliers will be honored

	PITTSBURGH, April 21, 1998 - Consolidated Natural Gas Company said today it will concentrate its unregulated energy marketing activities on retail customers and will discontinue wholesale marketing and trading of natural gas and electricity, including integrated energy management.
The cost of exiting the unregulated wholesale energy marketing operations will result in a pretax charge against first-quarter earnings that is estimated to range from $55 million to $75 million. The company will publicly report first-quarter earnings on April 30. It will no longer report financial results for energy marketing services as a separate segment.
	All existing customer and supplier commitments will be honored as the company conducts an orderly transition from the wholesale business. The company will close offices in suburban Pittsburgh and in Norwalk, Conn.
Layoffs are expected to total about 125. Employees who work for the company's retail energy marketing business will not be affected.
CNG will continue to compete in the unregulated retail marketplace.
Doing business as Peoples Plus and East Ohio Energy, the company sells

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competitively priced natural gas and electricity and other products and services to homeowners and small businesses in Pennsylvania and Ohio.
	"Within the growing competitive marketplace for energy, we believe the best prospects for profitable growth are occurring on the retail side, and we intend to continue to build on our very strong position in this part of the business," said George A. Davidson, Jr., chairman and chief executive officer. "CNG already is the largest non-utility retail energy marketer in the U.S.
"We do not see the same opportunities to build shareholder value in wholesale marketing and trading, despite our determined efforts over the last five years. Wholesale margins across the industry have been driven to virtually zero," Mr. Davidson said. "We believe that the time, cost and risk involved in further scaling up a wholesale marketing and trading company at this stage of market maturity are too great to justify, given the potential rewards.
"We therefore have decided to devote our attention and resources to other opportunities that will better enable us to meet our five-year goals of increasing income by an average of 10 percent a year and obtaining half our income from exploration and production, international and retail energy marketing operations."
	Consolidated Natural Gas Company is one of the nation's largest producers, transporters, distributors and retail marketers of natural gas. The company's natural gas transmission and distribution operations serve customers in Ohio, Pennsylvania, Virginia, West Virginia, New York and other states in the Northeast and Mid-Atlantic regions. CNG explores for and produces natural

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gas and oil in the United States and Canada. The company also selectively participates in energy businesses abroad.
#####

This press release contains forward-looking statements. The company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for fiscal 1998, and thereafter, include many factors that are beyond the company's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, economic conditions in the company's service territory, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties.


CNG's recent news releases are available 24 hours a day on the Internet, by fax machine, or by voice recording. On the Internet, use CNG's web site: www.cng.com For faxing, call 1-800-758-5804 on a touch-tone phone and enter CNG's company extension, which is 203456. From a menu, you will then be able to select releases that will be faxed to you immediately without charge. For voice recordings, call 1-888-CNG-NEWS. This line is toll-free.